Exhibit 99.1

YOU On Demand Reports 2014 Q1 Results and Provides Update on Ongoing Operational Progress

Management Hosting Investor Webcast and Analyst Call at 4:30 p.m. ET

(New York, NY, May 15, 2014) YOU On Demand Holdings, Inc. (NASDAQ: YOD) (“YOU On Demand” or the “Company” or “YOD”), a leading multi-platform entertainment and Video On Demand (VOD) company in China, announced today its operating results for the three-month period ending March 31, 2014 (a full copy of its quarterly report on Form 10-Q will also be posted at www.sec.gov).

Chairman Shane McMahon, CEO Weicheng Liu and President & CFO Marc Urbach are hosting an investor webcast and analyst conference call today at 4:30 p.m. ET to discuss the Company’s recent operating results and provide an update on the ongoing progress. The live and archived webcast will be available here, in the ‘Webcasts and Events’ section of the corporate.yod.com website. For those wishing to dial in, please call +1 212 231 2905. Questions will also be accepted and addressed, time permitting, via emails to ir@yod.com.

Shane McMahon, Chairman of YOU On Demand, commented, “The 2014 first quarter was a productive period and we are very excited about what the future holds as we continue to expand our distribution platform across IPTV, OTT and Mobile. Due to the tremendous potential of these exciting technologies we are refocusing our efforts and prioritizing these platforms. Concurrently, we are also continuing to deploy YOD’s China-based sales team in targeting the numerous, but still fragmented digital cable MSO operators, with the goal of further expanding our reach as this platform continues to mature and our brand grows in popularity among consumers.”

YOU On Demand CEO Weicheng Liu, stated, “Our strong balance sheet, healthy cash position and a firm commitment to prudent expense management, position the Company to capitalize on the significant opportunities that lay ahead as we continue leveraging the goodwill inherent in the YOD brand. We believe that each of our business initiatives, across multiple platforms, offers a unique shareholder return opportunity and we remain confident that we will be able to unlock future value for the benefit of all stakeholders.”

2014 Q1 Operating Results

Revenue for the quarter ended March 31, 2014 increased to $138,000 from $938 in the quarter ended March 31, 2013. Gross loss for the quarter ended March 31, 2014 declined to $738,000, from $848,000 in the quarter ended March 31, 2013. Total operating expenses for the quarter ended March 31, 2014 declined 21.8% from the quarter ended March 31, 2013, which reflects the success of our strategy of forging revenue-sharing agreements with content partners while keeping corporate overhead at manageable levels. We reported a reduced loss from operations of $2.7 million for the quarter ended March 31, 2014, down from $3.4 million in the prior year period. Our net loss from continuing operations for the quarter ended March 31, 2014 increased to $7.5 million from $3.5 million in the prior year period. Our net loss attributable to YOU on Demand common shareholders was $23.6 million (compared to $3.3 million in the prior year period), which was impacted by several one-time, non-cash items. These one-time, non-cash items include a $16.4 million non-cash beneficial conversion feature incurred as part of our Preferred Series E share sale, as well as changes in the fair value of warrant liabilities of $2.4 million and contingent consideration of $0.7 million. The reported per share loss from continuing operations for the quarter ended March 31, 2014 was $1.48 as compared to $0.21 per share loss from continuing operations in the prior year period.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

About YOU On Demand Holdings, Inc. (http://corporate.yod.com)

YOU On Demand (NASDAQ: YOD), is a leading multi-platform entertainment company delivering premium content, including leading Hollywood and China-produced movie titles, to customers across China via Subscription Video On Demand and Transactional Video On Demand. The Company has secured alliances with leading global media operators and content developers. YOU On Demand has content distribution agreements in place with many of Hollywood's top studios including Disney Media Distribution, Paramount Pictures, NBC Universal, Warner Bros., Miramax Films, Lionsgate and Magnolia Pictures, as well as a broad selection of the best content from Chinese filmmakers. The Company has a comprehensive end-to-end secure delivery system, governmental partnerships and approvals and offers additional value-added services. YOU On Demand has strategic partnerships with the largest media entities in China, a highly experienced management team with international background and expertise in Cable, Television, Film, Digital Media, Internet and Telecom. YOU On Demand is headquartered in New York, NY with its China headquarters in Beijing.

CONTACT:
Jason Finkelstein	Robert Rinderman or Norberto Aja
YOU On Demand	JCIR
212-206-1216	212-835-8500
jason.finkelstein@yod.com	YOD@jcir.com
@youondemand

- Financial Tables Follow -

YOU On Demand Holdings, Inc. and Its Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	March 31,	March 31,
	2014	2013
	(unaudited)	(unaudited)

Revenue	$137,681	$938
Cost of revenue	875,938	848,585
Gross loss	(738,257)	(847,647)

Operating expense:
Selling, general and administrative expenses	1,640,640	1,983,736
Professional fees	185,484	251,434
Depreciation and amortization	149,960	292,833
Total operating expense	1,976,084	2,528,003

Loss from operations	(2,714,341)	(3,375,650)

Interest & other income / (expense)

Interest expense, net	(2,288,738)	(29,360)
Change in fair value of warrant liabilities	(2,439,018)	(25,405)
Change in fair value of contingent consideration	(703,126)	(41,648)
Loss on investment in unconsolidated entities	(4,908)	(2,994)
Gain on sale subsidiary	755,426	-
Loss on dissolution of variable interest entity	(27,463)	-
Other	(52,666)	(1,181)

Net loss from continuing operations before income taxes and noncontrolling interest	(7,474,834)	(3,476,238)

Income tax benefit	22,942	31,140

Net loss from continuing operations	(7,451,892)	(3,445,098)

Net loss from discontinued operations	-	(230,069)

Net loss	$(7,451,892)	$(3,675,167)

Plus: Net loss attributable to noncontrolling interest	234,784	330,402

Net Loss attributable to YOU On Demand shareholders	(7,217,108)	(3,344,765)
Dividends on preferred stock	(16,402,161)	-
Net loss attributable to You On Demand common shareholders	$(23,619,269)	$(3,344,765)

Basic loss per share
Loss from continuing operations	$(1.48)	$(0.21)
Loss from discontinued operations	$-	$(0.02)
Basic loss per share	$(1.48)	$(0.23)

Diluted loss per share
Loss from continuing operations	$(1.48)	$(0.21)
Loss from discontinued operations	$-	$(0.02)
Diluted loss per share	$(1.48)	$(0.23)

Weighted average shares outstanding
Basic	15,931,394	14,602,196
Diluted	15,931,394	14,602,196

YOU On Demand Holdings, Inc. and Its Subsidiaries
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$17,954,910	$3,822,889

Accounts receivable, net	186,715	175,211
Licensed content, current	1,070,036	428,322
Prepaid expenses	505,846	330,013
Debt issuance cost, net	-	128,879
Other current assets	57,683	48,928

Total current assets	19,775,190	4,934,242

Property and equipment, net	433,400	499,858
Licensed content, noncurrent	117,414	162,646
Intangible assets, net	2,535,825	2,621,527
Goodwill	6,105,478	6,105,478
Investment in unconsolidated entities	663,066	673,567

Total assets	$29,630,373	$14,997,318

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$1,167,185	$656,545
Accrued expenses and liabilities	943,453	1,046,920
Deferred revenue	79,791	68,969
Deferred license fees	998,225	1,200,764
Other current liabilities	6,943	29,024
Contingent purchase price consideration liability	1,281,870	578,744
Convertible promissory note	3,000,000	3,000,000
Warrant liabilities	3,189,273	1,344,440
Total current liabilities	10,666,740	7,925,406

Deferred tax liability	102,867	125,809
Convertible promissory note	-	2,000,000
Total liabilities	10,769,607	10,051,215

Commitments and Contingencies

Convertible redeemable preferred stock, $.001 par value; 50,000,000 shares authorized
Series A - 7,000,000 shares issued and outstanding, liquidation preference of $3,500,000 at March 31, 2014 and December 31, 2013, respectively	1,261,995	1,261,995
Series C – 87,500 shares issued and outstanding, liquidation preference of $350,000 at March 31, 2014 and December 31, 2013, respectively	219,754	219,754
Series D 4% - 0 and 2,285,714 shares issued and outstanding, liquidation preference of $0 and $4,000,000 at March 31, 2014 and December 31, 2013, respectively	-	4,000,000

Equity:
Preferred Series E stock, $.001 par value; 16,500,000 shares authorized, 14,285,714 and 0 shares issued at March 31, 2014 and December 31, 2013, respectively	14,286	-
Common stock, $.001 par value; 1,500,000,000 shares authorized, 16,097,154 and 15,794,762 shares issued at March 31, 2014 and December 31, 2013, respectively	16,097	15,794

Additional paid-in capital	109,865,767	67,417,025

Accumulated deficit	(89,553,787)	(65,856,053)

Accumulated other comprehensive loss	(1,324,359)	(715,090)

Total YOU On Demand equity	19,018,004	861,676

Noncontrolling interests	(1,638,987)	(1,397,322)

Total equity	17,379,017	(535,646)

Total liabilities and equity	$29,630,373	$14,997,318